Exhibit 99

PROVIDENCE RESOURCES, INC. Pro Forma Balance Sheet As of June 30, 2008 (Unaudited)
ASSETS
	Providence	Pro Forma		Pro Forma
Current Assets	Resources, Inc	Adjustments		Combined
Cash	$ 1,108,091	$ 7,112,800	(a)	$ 8,220,891
Note Receivable	250,000	-		250,000
Total current assets	1,358,091	7,112,800		8,470,891
Property and equipment (net)	12,115,585	(6,057,792)	(a)	6,057,793
Total assets	$ 13,473,676	$ 1,055,008		$ 14,528,684

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accruals	$ 1,082,969	$ -		$ 1,082,969
Accrued Expenses	877,508	-		877,508
Related Party Payables	83,000	-		83,000
Total current liabilities	2,043,477	-		2,043,477

Long-Term Liabilities
Long Term Convertible - Promissory Note	1,949,290	-		1,949,290
Notes payable - Long Term	700,000	-		700,000
Convertible debenture	3,320,000	-		3,320,000
Total long-term liabilities	5,969,290	-		5,969,290

Total Liabilities	8,012,767	-		8,012,767

Commitments and Contingencies	-	-		-
Minority Interest in Net Asset of Subsidiary	150,973	-		150,973

Stockholders' Equity
Preferred stock, ($0.0001 par value), 25,000,000 shares authorized, none issued
Common stock, $0.0001 par value, 250,000,000 shares authorized, 60,261,118 shares issued and outstanding	6,026	-		6,026

Additional paid-in-capital	48,280,573	-		48,280,573
Deficit accumulated during the exploration stage	(42,976,663)	1,055,008	(a)	(41,921,655)
Accumulated other comprehensive deficit	-	-		-

Total stockholders' equity	5,309,936	1,055,008		6,364,944

Total liabilities and stockholders' equity	$ 13,473,676	$ 1,055,008		$ 14,528,684

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Exhibit 99

PROVIDENCE RESOURCES, INC. Pro Forma Statement of Operations

			Pro Forma
	Providence		Combined
	Resources		Period ended
	December 31,	Pro Forma	December 31,
	2007	Adjustments	2007

Revenue	$ -	$ -	$ -

Expenses

General and Administrative	(1,120,602)	-	(1,120,602)

Total operating expenses	(1,120,602)	-	(1,120,602)

Income/(loss) from operations	(1,120,602)	-	(1,120,602)

Other Income (Expense)

Interest expense	(1,554,288)	-	(1,554,288)
Debt Conversion Expense	(162,444)	-	(162,444)
Interest Income	25,828	-	25,828
Loss on Disposal of Assets	(35,899)	-	(35,899)
Impairment on Capital Asset	(19,390,826)	-	(19,390,826)

Total other expense	(21,117,629)	-	(21,117,629)

Minority Interest	33,956	-	33,956

Income/(loss) before income taxes	(22,204,275)	-	(22,204,275)

Provision for income taxes	-	-	-

Net Income/(loss)	$ (22,204,275)	$ -	$ (22,204,275)

Loss per share - basic and diluted	$ (0.38)	$ -	$ (0.38)

Weighted average shares outstanding -
basic and diluted	58,845,506		58,845,506

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Exhibit 99

PROVIDENCE RESOURCES, INC.

Notes to Pro Forma Consolidated Financial Statements

Basis of Presentation

The unaudited pro forma consolidated financial statements give effect to the sale of leasehold interest of Providence Resources, Inc. (the “Company”) completed with an effective date of August 8, 2008, to Elm Ridge Exploration Company, LLC (“Elm Ridge”). See Sale of Leasehold Interest below. The unaudited pro forma consolidated financial statements have been prepared by management using the accounting principles disclosed in the consolidated financial statements of the Company for the year ended December 31, 2007 as if the transaction had occurred on January 1, 2007 with respect to the unaudited pro forma consolidated statement of operations for the year ended December 31, 2007, and the unaudited pro forma consolidated balance sheet as of June 30, 2008 is based on the unaudited interim consolidated financial statements of the Company as of June 30, 2008.

The unaudited pro forma consolidated balance sheet and statements of operations are not necessarily indicative of the results of operations that would have been realized for the periods presented, nor do they purport to project the results of operations of the Company for any future periods. The statements of operations do not include expected benefits and cost savings.

The unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company as at and for the year ended December 31, 2007, the interim unaudited consolidated financial statements of the Company for the six-month period ended June 30, 2008.

Sale Of Leasehold Interest

On August 8, 2008, the Company sold 50% of 8/8 leasehold interest in its Val Verde Leases to Elm Ridge pursuant to which Elm Ridge purchased the subject property for $7,212,800. The Company and Elm Ridge agreed that the $100,000 previously paid by Elm Ridge as an option on the leases was to be credited against the purchase price.

Pro Forma Adjustments

The transaction has been accounted for as a sale of assets of the Company to Elm Ridge, which results in the adjustments labeled (a) and includes a decrease of $6,057,792 in unproved oil and gas properties, not subject to amortization, an increase of $7,212,800 in cash, and a gain on the sale of assets which total $1,155,008. The gain on the sale of assets was recorded as a change in the deficit accumulated during the exploration stage at the balance sheet date.

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